Exhibit 8.0
      The Group has the following significant investments in subsidiaries.

	Country of
	Incorporation and		Group Effective
Name and Nature of Business	Registration	Type of Share	Shareholding

Canunda Power Pty Limited*	Australia	Ordinary Shares	100%
(Power generation)
Gippsland Power Pty Limited*	Australia	Ordinary Shares	70%
(Power generation)
Hazelwood Power Partnership*	Australia	Partners’ Capital	92%
(Power generation)
Latrobe Power Partnership*	Australia	Partners’ Capital	70%
(Power generation)
Perth Power Partnership*	Australia	Partners’ Capital	49%
(Power generation)
Synergen Power Pty Limited*	Australia	Ordinary Shares	100%
(Power generation)
International Power Opatovice A.S.*	Czech Republic	Ordinary Shares	99%
(Power generation)
Deeside Power Development Company Limited	England and Wales	Ordinary Shares	100%
(Power generation)
First Hydro Company*	England and Wales	Ordinary Shares	70%
(Power generation)
First Hydro Finance plc*	England and Wales	Ordinary Shares	70%
(Financing company)
IPM Eagle LLP*	England and Wales	Partners’ Capital	70%
(Investment holding company)
Normanglade 4 LLP*	England and Wales	Partners’ Capital	70%
(Financing company)
Pelican Point Power Limited*	England and Wales†	Ordinary Shares	100%
(Power generation)
Rugeley Power Limited	England and Wales	Ordinary Shares	100%
(Power generation)
Saltend Cogeneration Company Limited*	England and Wales	Ordinary Shares	70%
(Power generation)
IPR Insurance Company Limited*	Guernsey	Ordinary Shares	100%
(Insurance captive)
International Power (Jersey) Limited	Jersey**	Ordinary Shares	100%
(Financing company)
Al Kamil Power Company SAOG*	Oman	Ordinary Shares	65%
(Power generation)
Turbogás — Produtora Enérgetica S.A*	Portugal	Ordinary Shares	60%
(Power generation)
Tihama Power Generation Company Limited*	Saudi Arabia	Ordinary Shares	60%
(Power generation)
Electro Metalurgica del Ebro SL*	Spain	Ordinary Shares	64%
(Power generation)
Ibérica de Enérgías SL*	Spain	Ordinary Shares	70%
(Power generation)

	Country of
	Incorporation and		Group Effective
Name and Nature of Business	Registration	Type of Share	Shareholding

Thai National Power Company Limited*	Thailand	Ordinary Shares	100%
(Power generation)
ANP Bellingham Energy Company, LLC*	US	Ordinary Shares	100%
(Power generation)
ANP Blackstone Energy Company, LLC*	US	Ordinary Shares	100%
(Power generation)
ANP Funding I, LLC*	US	Ordinary Shares	100%
(Financing company)
Hays Energy Limited Partnership*	US	Partners’ Capital	100%
(Power generation)
Midlothian Energy Limited Partnership*	US	Partners’ Capital	100%
(Power generation)
Milford Power Limited Partnership*	US	Partners’ Capital	100%
(Power generation)
      All subsidiaries operate in their country of incorporation, except as indicated below. All subsidiaries have a 31 December year end. The Group also has a number of overseas branch offices.

*	Held by an intermediate subsidiary

**	Operates in the UK

†	Operates in Australia